As filed with the Securities and Exchange Commission on January 13, 2006 Registration No. 333

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State of incorporation)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite #400
Cupertino, CA    95014
 (Address of principal executive offices)

1999 Employee Stock Purchase Plan
1999 Non-Employee Directors' Stock Option Plan

2005 Equity Incentive Plan
 (Full title of the Plans)

Stephen Kelly
Chordiant Software, Inc.
Chief Executive Officer
20400 Stevens Creek Blvd., Suite #400
Cupertino, CA 95014
(408) 517-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Nancy H. Wojtas, Esq.
Cooley Godward LLP
3000 El Camino Real
Palo Alto, California 94036
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $ 0.001 per share)	17,022,986	$2.78	$47,323,901	$5,064
TOTAL

  Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the shares available for future grant or purchase under the Company's 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors' Stock Option Plan, or 2005 Equity Incentive Plan and the average of the high and low prices of the Company's Common Stock on January 9, 2006, as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Act). The following chart illustrates the calculation of the registration fee:

Securities	Number of Securities	Offering Price Per Share	Aggregate Offering Price
Common Stock available for grant under the 1999 Employee Stock Purchase Plan	3,557,896	$2.78	$9,890,951
Common Stock available for grant under the 1999 Non-Employee Directors' Stock Option Plan	464,490	$2.78	$1,291,282
Common Stock available for grant under the 2005 Equity Incentive Plan (the "2005 Plan")	13,000,600	$2.78	$36,141,668
Total	17,022,986		$47,323,901
Registration Fees			$5,064

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Chordiant Software, Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

  The Company's Annual Report on Form 10-K for the year ended September 30, 2005, filed on December 9, 2005, with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

  The description of the Company's common stock contained in our Registration Statement on Form 8-A12G filed with the Commission on February 7, 2000;

  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not applicable

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.

The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include provisions to (i) eliminate the personal liability of its Directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") or any other applicable law; and (ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by the Delaware Law or any other applicable law. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to officers. The provisions also do not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The Registrant has entered into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act of 1933 or otherwise.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of BDO Seidman, LLP
23.3	Consent of Cooley Godward LLP (Reference is made to Exhibit 5.1 )
24.1	Power of Attorney (Reference is made to Signature Page)
99.1(1)	1999 Non-Employee Directors' Stock Option Plan
99.2(2)	1999 Employee Stock Purchase Plan
99.3(3)	2005 Equity Incentive Plan

(1) Filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference.

(2) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-92187), as amended through the date hereof and incorporated herein by reference.

(3) Filed as Appendix A to the Company's Definitive Proxy Statement filed with the Commission on August 24, 2005 and incorporated herein by reference.

UNDERTAKINGS

  The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on January 17, 2006.

Chordiant Software, Inc.

By:     /s/ Stephen Kelly

Stephen Kelly

Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Stephen Kelly and George de Urioste, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen Kelly Stephen Kelly	Chief Executive Officer and Director (Principal Executive Officer)	January 17, 2006
/s/ Samuel T. Spadafora Samuel T. Spadafora	Chairman of the Board, Director	January 17, 2006
/s/ George de Urioste George de Urioste	Chief Operating Office and Chief Financial Officer (Principal Financial and Accounting Officer)	January 17, 2006
/s/ Charles Hoffman Charles Hoffman	Director	January 17, 2006
/s/ William Raduchel William Raduchel	Director	January 17, 2006
/s/ David R. Springett David R. Springett	Director	January 17, 2006
/s/ Steven R. Springsteel Steven R. Springsteel	Director	January 17, 2006
/s/ David Weymouth David Weymouth	Director	January 17, 2006

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of BDO Seidman, LLP
23.3	Consent of Cooley Godward LLP (Reference is made to Exhibit 5.1 )
24.1	Power of Attorney (Reference is made to Signature Page)
99.1(1)	1999 Non-Employee Directors' Stock Option Plan
99.2(2)	1999 Employee Stock Purchase Plan
99.3(3)	2005 Equity Incentive Plan

(1) Filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference.

(2) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-92187), as amended through the date hereof and incorporated herein by reference.

(3) Filed as Appendix A to the Company's Definitive Proxy Statement filed with the Commission on August 24, 2005 and incorporated herein by reference.